EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-187735 on Form S-1 of our report dated May 21, 2013, relating to the financial statement of UCP, Inc. appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
May 21, 2013